MISSION PARK

L E A S E

BY AND BETWEEN

WASHCOP LIMITED PARTNERS,
a Delaware limited partnership

AND

DOCUMENT CAPTURE TECHNOLOGIES, INC.,
A Delaware corporation

For the 31,676 Square Foot Premises at
4255 Burton Drive, Santa Clara CA 95054

Lease Summary

Lease Date:	September 7, 2010
Landlord:	WASHCOP LIMITED PARTNERS, a Delaware limited partnership
Address of Landlord:	c/o Pacific Realty Associates, L.P. 2000 Wyatt Dr Ste 7 Santa Clara CA 95054
Tenant:	DOCUMENT CAPTURE TECHNOLOGIES, INC., a Delaware corporation
Address of Tenant:	1798 Technology Drive, # 178 San Jose, CA 95110 Telephone: 408-436-9888 Facsimile: 408-436-6151
Building Address	4251 – 4255 Burton Drive Santa Clara, CA 95054
Premises:	Approximately 31,676 square feet
Building Square Footage:	Approximately 59,197 square feet
Term:	Sixty (60) months

Monthly Rent:

Months of Term	Net Monthly Rent
01 – 02	$ - 0 –
03 – 12	$14,250.00
13 – 24	$16,598.40
25 – 36	$20,273.00
37 – 48	$21,856.00
49 – 60	$23,440.00

Estimated Operating Expenses:	$8,552.52 per month for 2010
Security Deposit:	$35,000.00
Tenant's Percentage:	53.51%

This Lease Summary is for information only and is not part of the Lease.
The Lease will control in the event of any conflicts or inconsistencies.

Table of Contents

Table of Contents

Table of Exhibits

Exhibit A	The Premises
Exhibit B	The Project
Exhibit C	Tenant Improvement Plans
Exhibit D	Intentionally omitted
Exhibit E	Commencement Date Memorandum
Exhibit F	Tenant Environmental Questionnaire
Exhibit G	Mission Park Sign Criteria

LEASE

1. Parties.

This Lease ("Lease"), dated September ___, 2010, is entered into by and between WASHCOP LIMITED PARTNERS, a Delaware limited partnership ("Landlord"), whose address is c/o Pacific Realty Associates, L.P., 2000 Wyatt Drive, Suite 7, Santa Clara, California 95054, and DOCUMENT CAPTURE TECHNOLOGIES, INC., a Delaware corporation ("Tenant"), whose address is 1798 Technology Drive, # 178, San Jose, CA 95110.

2. Premises.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises consisting of approximately thirty-one thousand six hundred seventy-six (31,676) square feet shown in Exhibit A ("Premises") located in that certain building commonly known as 4251 – 4255 Burton Drive ("Building"), in the City of Santa Clara ("City"), County of Santa Clara ("County"), California, and as further described in Paragraph 3.2. Tenant shall have the right in common with other tenants of the Project to use the Outside Area, as defined in Paragraph 3.9.

3. Definitions.

The following terms shall have the following meanings in this Lease:

3.1. Alterations. Any alterations, additions or improvements made in, on or about the Building on or after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, partitioning, window coverings and carpentry installations.

3.2. Building. The building described in Paragraph 2 consisting of approximately 59,197 square feet.

3.3. CC&Rs. Those certain covenants, conditions and restrictions recorded in Book E671, Page 414, Official Records of Santa Clara County, on July 26, 1979, as amended and as may be amended from time to time.

3.4. Commencement Date. The Commencement Date of this Lease shall be the first day of the Term determined in accordance with Paragraph 4.1.

3.5. HVAC. Heating, ventilating and air conditioning.

3.6. Interest Rate. Ten percent (10%) per annum, however, in no event to exceed the maximum rate of interest permitted by law.

3.7. Landlord's Agents. Landlord's authorized agents, partners, subsidiaries, directors, officers, and employees.

3.8. Monthly Rent. The rent payable pursuant to Paragraph 5.1, as adjusted from time to time pursuant to the terms of this Lease.

3.9. Outside Area. All areas and facilities within the Project, exclusive of the interior of the Building and other buildings which are leased to other tenants of the Project, provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Project, including perimeter roads, sidewalks, landscaped areas, service areas, and trash disposal facilities, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area.

3.10. Project. The real property shown on Exhibit B within which is located the Building. Landlord reserves the right to construct additional buildings within the Project, in which event the area of such buildings shall be added to the area of the existing buildings to determine the total building area of the Project. Landlord further reserves the right to incorporate into the Project any real property adjacent to the Project and on which one or more buildings have been constructed.

3.11. Real Property Taxes. Any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the tax parcel in which the Building is located (the "Tax Parcel") or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) imposed upon any legal or equitable interest of Landlord in the Tax Parcel or the Premises or any part thereof; (iii) imposed upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Tax Parcel; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Tax Parcel whether or not now customary or within the contemplation of the parties; (v) imposed as a special assessment for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services; or (vi) imposed as a result of any transfer of any interest in the Tax Parcel by Landlord, or the construction of any improvements thereon or thereto.

3.12. Rent. Monthly Rent plus the Additional Rent defined in Paragraph 5.2.

3.13. Rent Commencement Date. The Rent Commencement Date shall be that date which is forty-five (45) days following the Commencement Date.

3.14. Security Deposit. That amount paid by Tenant pursuant to Paragraph 7.

3.15. Sublet. Any transfer, sublet, assignment, license or concession agreement, or change of ownership of this Lease or the Tenant's interest in the Lease or in and to all or a portion of the Building.

3.16. Subrent. Any consideration of any kind received, or to be received, by Tenant from a subtenant if such sums are related to Tenant's interest in this Lease or in the Building.

3.17. Subtenant. The person or entity with whom a Sublet agreement is proposed to be or is made.

3.18. Tenant Improvements. The improvements within the Premises to be constructed by Tenant at Tenant's sole cost and expense (subject to the TI Allowance set forth in Paragraph 9.3) pursuant to the plans set forth in Exhibit C.

3.19. Tenant's Percentage. The percentage of the area of the Premises to the area of the Building. Tenant's Percentage is agreed to be fifty-three and fifty-one hundredths percent (53.51%) for the purpose of this Lease, until such time as additional buildings are made a part of the Project and such percentage is adjusted.

3.20. Tenant's Personal Property. Tenant's trade fixtures, furniture, equipment and other personal property in the Premises.

3.21. Term. The term of this Lease set forth in Paragraph 4.1, as it may be extended by written agreement between Landlord and Tenant.

4. **Lease Term.**

4.1. Term.

4.1.1. Term; Commencement Date. The Term of this Lease shall be the period commencing on the Commencement Date (as that term is defined in this Paragraph 4.1.1) and expiring on the date which is sixty (60) full calendar months after the Rent Commencement Date (the "Expiration Date"), unless sooner terminated; provided, however, if the Expiration Date is not the last day of a calendar month, then the Expiration Date shall be extended to the last day of the calendar month in which the Expiration Date occurs. The "Commencement Date" shall be the date of full execution and delivery of this Lease.

4.1.2. Commencement Date Memorandum. When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum setting forth such date in the form shown in Exhibit E.

4.2. Possession. Landlord shall deliver possession of the Premises to Tenant on the Commencement Date.

4.3 Effective Date. This Lease, and all of the terms hereof, shall be effective as of the Effective Date (hereafter defined in the last paragraph of this Lease). All of the terms and provisions of this Lease shall be effective and applicable as of the Effective Date except to the extent that this Lease expressly provides otherwise.

4.5. Tenant Termination Right. Notwithstanding any provision to the contrary in the Lease, provided Tenant is not in breach of or default under this Lease, Tenant shall have a one-time right to terminate this Lease effective as of any date that is after the first day of the thirty-sixth (36th) month of the Term. Tenant shall exercise the right to terminate provided for in this paragraph by giving Landlord written notice of its intent to so terminate ("Termination Notice"). The Termination Notice shall be given, if at all, at least two hundred and seventy (270) days before the date on which Tenant wishes to terminate the Lease. Concurrently with giving the Termination Notice, Tenant shall pay to Landlord in cash an amount equal to the Termination Fee (as that term is hereafter defined). If the Termination Notice is not given as and when required by this Lease and the Termination Fee is not paid concurrently with the giving of the Termination Notice, then Tenant shall not be entitled to terminate the Lease as provided for in this paragraph. At all times during the period between when the Termination Notice is given and the date on which the Lease is to terminate, Tenant shall be fully obligated to perform all obligations required to be performed by it under the Lease as and when required by this Lease, including, without limitation, the payment of Rent. The term "Termination Fee" shall mean the amount which is equal to the sum of (i) Seventy Thousand Three Hundred Twenty Dollars ($70,320.00), plus (ii) three (3) months of estimated monthly Operating Expenses as of the date of the Termination Notice, plus (iii) the unamortized costs incurred by Landlord associated with the consummation of the transaction contemplated by this Lease, including, without limitation, payment by Landlord of the TI Allowance, and leasing commissions paid to the Brokers (as that term is defined in Paragraph 34. below). The amortization of costs provided for in the immediately preceding sentence shall be calculated as of the Commencement Date on a straight-line basis together with interest at the Interest Rate over the Term of the Lease.

5. Rent.

5.1. Monthly Rent. Commencing on the Rent Commencement Date and continuing through the Term, Tenant shall pay to Landlord, in lawful money of the United States, for each calendar month of the Term, net monthly rent ("Monthly Rent") as shown below, in advance, on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand:

Months of Term	Net Monthly Rent
01 – 02	$ - 0 –
03 – 12	$14,250.00
13 – 24	$16,598.40
25 – 36	$20,273.00
37 – 48	$21,856.00

49 – 60	$23,440.00

5.2. Additional Rent. Additionally, commencing on the Rent Commencement Date and continuing through the Term, Tenant shall pay, as and with the net Monthly Rent, Tenant's Percentage of the estimated monthly Operating Expenses, as adjusted from time to time, and as more specifically set forth in Paragraph 17.3. Tenant shall deposit with Landlord upon execution of this Lease the following amounts to be applied as set forth below:

5.2.1. Net Monthly Rent to be applied toward Monthly Rent due for the third month of the Term shall be $14,250.00.

5.2.2. Operating Expenses in the amount of $8,552.52 to be applied toward Additional Rent due for the first month of the Term.

All monies (except Monthly Rent) required to be paid by Tenant under this Lease, including, without limitation, Operating Expenses, shall be deemed Additional Rent.

5.3. Prorations. If the Rent Commencement Date is not the first (1st) day of a month, or if the expiration date of this Lease is not the last day of a month, a prorated installment of Rent based on a thirty (30) day month shall be paid for the fractional month during which the Lease commences or expires.

6. Late Payment Charges.

Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within five (5) days after such amount shall be due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

Landlord's Initials Tenant's initials

7. Security Deposit.

Tenant shall deposit with Landlord upon execution of this Lease, Thirty-Five Thousand and 00/100ths Dollars ($35,000.00) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant (the "Security Deposit"). If Tenant defaults with respect to any provision of this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of such damage to the

Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the expiration of the Term. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, and agrees that Landlord may hold and apply the Security Deposit to future Rent damages.

8. Holding Over.

If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. Such month-to-month tenancy shall be terminable by either Landlord or Tenant upon thirty (30) days prior written notice by one to the other. If Tenant remains in possession either with or without Landlord's consent: (i) Monthly Rent for each month of the first three (3) months of the holdover shall be an amount equal to one hundred twenty-five percent (125%) of the Monthly Rent payable during the last month of the Term; (ii) Monthly Rent for the fourth (4th) month and every month thereafter of the hold-over shall be an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term; and (iii) any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein. If Tenant remains in possession without Landlord's consent, Tenant shall indemnify, defend and hold Landlord harmless from all claims, costs and liabilities including attorneys' fees and costs, arising from or in connection with Tenant remaining in possession.

9. Tenant Improvements.

9.1 Landlord's Work. Landlord shall have no obligation whatsoever to perform and alterations, additions or improvements to the Premises in connection with this Lease or delivery of the Premises to Tenant.

9.2 Tenant's Work. Tenant, at Tenant's sole cost and expense (subject to the provisions of Paragraph 9.3), shall perform the Tenant Improvements as provided herein. In addition, Tenant, at Tenant's sole cost and expense, shall perform its own improvement work specific to Tenant's use of the Premises as described in Paragraph 11.1. All Tenant Improvements and other such improvement work shall be performed pursuant to Paragraph 13.

9.3 TI Allowance. Provided Tenant is not in default under this Lease beyond any applicable cure periods (or if Tenant is then in default, upon Tenant's cure of any such default) and subject to the provisions of this Paragraph 9.3, Landlord will pay Tenant an improvement

allowance of up to One Hundred Forty-One Thousand Seven Hundred Four and no/100 Dollars ($141,704.00) to contribute toward the payment of the actual, out-of-pocket costs incurred by Tenant for space planning, construction drawings, permitting and construction costs to construct the Tenant Improvements to the Premises (the "TI Allowance"). The TI Allowance shall be paid by Landlord within thirty (30) days after: (i) the Tenant Improvements have been completed in accordance with the plans attached as Exhibit C and all applicable laws, statutes, ordinances, codes, rules and regulations, and all permit requirements and otherwise in compliance with all provisions of Paragraph 13; (ii) Tenant has paid for all sums, costs and expenses due for, or purporting to be due for, any work, labor, services, materials, supplies or equipment furnished or claimed to be furnished to or for, or in connection with, the Tenant Improvements, has obtained unconditional lien waivers from all parties providing such work, labor, services, materials, supplies, or equipment, and has provided Landlord with copies of such paid invoices and lien waivers; and (iii) Tenant has provided Landlord with copies of invoices and/or receipts evidencing the amount to be reimbursed up to the full amount of the TI Allowance.

9.4 Landlord's payment to Tenant hereunder on account of the Tenant Improvements shall not be deemed Landlord's approval or acceptance of any portion of the work furnished or materials supplied as set forth in Tenant's payment request. Notwithstanding any provision to the contrary set forth herein, to the extent Tenant has not submitted to Landlord all required information and documentation for any costs for which the TI Allowance may be used as reimbursement on or prior to that date which is one hundred eighty (180) days from the Commencement Date, Tenant's right to receive any so unclaimed portion of the TI Allowance shall terminate, the provisions of Paragraph 9.3 shall be of no further force or effect and Landlord shall have no further obligations whatsoever under Paragraph 9.3. Except for Landlord's obligation to pay the TI Allowance as provided herein, all costs of all Tenant Improvements shall be borne by Tenant.

10. Condition of Premises.

As of the Commencement Date, Landlord shall deliver the Premises to Tenant in a clean condition. Subject to the provisions of this Paragraph 10, Landlord warrants to Tenant that, as of the Commencement Date, the plumbing, lighting, air conditioning, and heating system serving the Premises shall be in good operating condition. If within a period of ninety (90) days after the Commencement Date Tenant discovers and notifies Landlord in writing that any portion of the plumbing, lighting, air conditioning, and/or heating system serving the Premises is not in good condition and working order (and a reasonable person would conclude that such defective condition existed as of the Commencement Date) Landlord shall use commercially reasonable efforts to cure such condition at Landlord's cost and expense. Except to the extent Tenant notifies Landlord of any portion of the plumbing, lighting, air conditioning, and/or heating system serving the Premises not being in good condition and working order as provided above in this Paragraph 10 within the ninety (90) day period, Landlord shall have no further obligations under this Paragraph 10. Except as set forth above in this Paragraph 10, Tenant shall take possession of the Premises (including, without any limitation, all systems serving the Premises) in its "AS IS" condition on the date that Landlord delivers possession of the Premises to Tenant,

subject to all applicable laws, codes and ordinances. Tenant acknowledges that neither Landlord nor Landlord's Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business, nor has Landlord or Landlord's Agents agreed to undertake any alterations, additions or improvements whatsoever to the Premises.

11. Use of the Premises.

11.1. Tenant's Use. Tenant shall use the Premises solely for (i) the research and development, manufacturing and distribution of USB mobile powered page-fed document capture devices, and (ii) office uses related to the use described in the preceding clause (i). Tenant shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord, which consent Landlord may grant or withhold in its sole discretion. Tenant agrees that the Premises are subject and this Lease is subordinate to the CC&Rs. Tenant acknowledges receipt of a copy of the CC&Rs and further acknowledges that it has read the CC&Rs and knows the contents thereof. From and after the Effective Date and continuing through the Term, Tenant shall faithfully and timely perform and comply with the CC&Rs and any modification or amendments thereof.

11.2. Compliance with Laws. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of public authorities now in force or which may hereafter be in force, relating to or affecting the condition, use or occupancy of the Premises or the Project. Tenant shall not commit any public or private nuisance, or any other act or thing, which might or would disturb the quiet enjoyment of any tenant or occupant of the Project or any nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse, or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store, or permit to be stored or otherwise placed, any other material of any nature whatsoever outside the Building.

11.3. Emissions. From and after the Effective Date and continuing through the Term, Tenant shall not:

11.3.1. Permit any vehicle on the Project to emit exhaust which is in violation of any governmental law, rule, regulation or requirement;

11.3.2. Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which matter, as reasonably determined by Landlord or any governmental entity with jurisdiction, does or may pollute or contaminate the same, or is or may become radioactive, or may adversely affect: (i) the health or safety of persons, whether on the Premises, the Project, or elsewhere; (ii) the condition, use or enjoyment of the Premises, the Project, or any other real or

personal property located on the Premises, the Project or elsewhere; or (iii) the Premises, the Project, or any of the improvements constructed thereon, including buildings, foundations, pipes, utility lines, landscaping or parking areas;

11.3.3. Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area, and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises;

11.3.4. Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises or the Project, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

11.3.5. Create, or permit to be created, any ground vibration that is discernible outside the Premises or the Project; or

11.3.6. Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation, which is harmful or hazardous to any person or property in, on or about the Premises, the Project, or elsewhere.

11.4. Hazardous Materials.

11.4.1. Tenant agrees to complete prior to Lease execution the questionnaire attached to the Lease as Exhibit F (the "Tenant Environmental Questionnaire"). Tenant represents and warrants that the information completed by Tenant in the Hazardous Materials Questionnaire is true and complete. Tenant agrees to immediately inform Landlord in writing if any of the information contained in the Hazardous Materials Questionnaire becomes untrue, inaccurate or incomplete.

11.4.2. Tenant shall not cause or permit any Hazardous Materials to be generated, brought onto, used, stored, or disposed of in or about the Premises, the Outside Area, or any other portion of the Project, by Tenant or its agents, employees, contractors, subtenants, or invitees (collectively "Tenant's Agents"), except for standard office supplies and standard janitorial supplies which may be Hazardous Materials but only to the extent that such supplies (and the quantities thereof) are normally used in connection with general office uses. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant's Agent shall strictly comply with all applicable Hazardous Materials Laws. Without limiting the generality of the foregoing, upon the expiration of the Term of this Lease or the earlier termination of this Lease, Tenant shall comply with all Hazardous Materials Laws relating to the closure of the Premises and/or the removal or remediation of Hazardous Materials present in, on or about the Premises. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord and Landlord's partners, agents, employees, contractors, and invitees from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses which result

from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Premises or the Project by Tenant or Tenant's Agents.

11.4.3. If the presence of Hazardous Materials in, on, or about the Premises or the Project caused or permitted by Tenant or Tenant's Agents results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Premises or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and Landlord's agents, partners, subsidiaries, directors, officers, employees, contractors, and invitees harmless from and against, all claims, costs and liabilities, including attorney's fees and costs, arising out of or in connection with any investigation and remediation required hereunder to return the Premises to its condition existing prior to the appearance of such Hazardous Materials.

11.4.4. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any Hazardous Materials which relate to the Premises, and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant and Tenant's Agents shall not bring Hazardous Materials of types or quantities differing from those set forth in the Hazardous Materials Questionnaire without first obtaining the written permission of the Landlord. At any time during the Lease term, Tenant shall, within five (5) days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant or Tenant's Agents on the Premises, the nature of such use, and the manner of storage and disposal.

11.4.5. Landlord may cause testing wells to be installed on or about the Outside Area, and may cause the ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes, provided that Landlord shall use diligent efforts to minimize any inconvenience or disruption to Tenant's business in connection with such installation. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in Paragraph 11.4.2 or Paragraph 11.4.3.

11.4.6. As used herein, the term "Hazardous Material," means any hazardous or toxic substance, material or waste, which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material," includes, without limitation, petroleum products, asbestos, PCBs, and any material or substance which is: (i) defined as hazardous or extremely hazardous pursuant to §66160 of Title 26 of the California Code of Regulations, Division 22; (ii) defined as a "hazardous waste"

pursuant to §1004 of the Federal Resource Conservation and Recovery Act, 42 USC, §6901 et seq. (42 USC §6903); or (iii) defined as a "hazardous substance" pursuant to §101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC, §9601 et seq. (42 USC §6901). As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the US Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

11.4.7. The obligations of Landlord and Tenant under this Paragraph 11.4 shall survive the expiration or earlier termination of the Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph 11.4. In the event of any inconsistency between any other part of the Lease and this Paragraph 11.4, the terms of this Paragraph 11.4 shall control.

12. Quiet Enjoyment.

Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

13. Alterations.

Tenant shall not make or permit any Alterations in, on or about the Building, except for nonstructural Alterations not exceeding Five Thousand and 00/100ths Dollars ($5,000.00) in cost per calendar year, without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent shall not be unreasonably withheld. With regard to Alterations not requiring Landlord's consent, Tenant shall provide Landlord copies of all plans and specifications therefor prior to the construction thereof. Notwithstanding the foregoing, Tenant shall not, without the prior written consent of Landlord (which consent Landlord may withhold in its sole and absolute discretion), make any: (i) Alterations to the structure or exterior of the Building; (ii) Alterations to and penetrations of the roof of the Building; or (iii) Alterations visible from outside the Premises. All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws and the CC&Rs, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of the Premises. In connection with any Alterations made by Tenant to the Premises, including both Alterations requiring and not requiring Landlord's consent, Landlord may require that Tenant deposit with Landlord prior to the making of such Alterations an amount as reasonably required by Landlord as security for the full and faithful performance of Tenant's obligations with respect to such Alterations, including, without limitation, the obligation to remove such Alterations at the expiration of the Term or earlier termination of this Lease. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant's Personal Property. Notwithstanding any other provision of this

Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises, whether or not Landlord's consent is required, at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work. Landlord, at Landlord's option exercisable at any time prior to the expiration or earlier termination of the Term, may require Tenant to remove some or all of any Alterations made by Tenant. If Landlord requires removal of some or all of the Alterations made by Tenant, then Tenant, at Tenant's sole cost and expense and prior to the expiration or earlier termination of the Term, shall so remove such Alterations and restore those portions of the Premises to which an Alteration was made to their condition prior to the making of such Alterations.

14. Surrender of Premises.

Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises and all fixtures, equipment or other personal property located in the Outside Area serving the Premises to Landlord in the condition existing as of the date that possession of the Premises is delivered by Landlord to Tenant, normal wear and tear and fire or other casualty excepted, Tenant Improvements which Landlord has not required be removed from the Premises upon the expiration or earlier termination of the Term also excepted, and Alterations which Landlord has not required be removed from the Premises upon the expiration or earlier termination of the Term pursuant to Paragraph 13 also excepted, with all interior walls repaired and repainted if marked or damaged, all carpets steam cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, and all floors cleaned, all to the reasonable satisfaction of Landlord. Also prior to the expiration or earlier termination of the Term, Tenant shall, at its sole cost and expense, remove all Tenant's Personal Property from the Premises. Tenant, at its sole cost and expense, shall repair any damage and perform any restoration work to the Premises caused by Tenant's removal of the Tenant Improvements and Alterations required to be removed by Tenant and Tenant's removal of Tenant's Personal Property. If Tenant fails to remove any Tenant Improvements and Alterations required to be removed by Tenant and/or fails to remove Tenant's Personal Property, and such failure continues after the expiration or earlier termination of the Term, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or, with respect to Tenant's Personal Property, Landlord may place all or any portion of Tenant's Personal Property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any Tenant Improvements and Alterations required to be removed by Tenant which are not removed by Tenant and removal of any of Tenant's Personal Property which are not removed by Tenant, the storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the expiration or earlier termination of the Term, Tenant shall indemnify, defend and hold Landlord and Landlord's Agents harmless against all claims, costs and liabilities, including attorneys' fees and costs, resulting from Tenant's delay in so surrendering the Premises.

15. Personal Property Taxes.

Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property in, on or about the Premises or elsewhere. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord.

16. Utilities and Services.

Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises commencing on the Effective Date and continuing through the Term, together with any taxes thereon. If such utilities are not separately metered to the Premises, Landlord shall bill Tenant for Tenant's prorata share based on Tenant's Percentage or other equitable basis as determined by Landlord. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the willful misconduct of Landlord.

17. Repair and Maintenance.

17.1. Landlord's Obligations. Landlord shall maintain in good order, condition and repair only the structural parts of the Building, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by any Alterations made by Tenant or by Tenant's agents, employees or contractors. The structural parts of the Building shall consists of only the following parts of the Building: the foundation and subflooring, the roof structure (including the roof membrane), and the exterior walls, interior bearing or structural walls (excluding, however, interior wall surfaces). Landlord also shall maintain the Outside Area serving the Premises in good order, condition and repair. Landlord shall at all times have exclusive control of the Outside Area, including the right to grant easements or other rights of access to third parties, and may at any time temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use the Outside Area in accordance with the rules and regulations as Landlord may from time to time promulgate, and may change the configuration of the Outside Area. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant's business. It is an express condition precedent to all obligations of Landlord to repair that Tenant shall have notified Landlord of the need for such repairs. Tenant waives the provisions of §1941 and §1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

17.2. Tenant's Obligations. Tenant shall at all times and at its own expense clean, keep and maintain in good order, condition and repair, every part of the Premises that is not within

Landlord's obligation pursuant to Paragraph 17.1. Tenant's repair and maintenance obligations shall include, without limitation, all of the following which are a part of the Premises, which are located in, on or about the Premises, or which are located outside the Premises but serve the Premises: mechanical, electrical, gas, plumbing, water, fire/life safety, exhaust, telephone, other communication, and data systems, fixtures, pipes, conduits, appliances, equipment, facilities, and units; fixtures, interior walls, ceiling, floors, windows, doors, entrances, plate glass, skylights, and fans; lighting fixtures, ballasts, lamps and non-structural portions of the roof. Tenant shall also replace any interior portion of the Premises including, without limitation, light bulbs, ceiling tiles and any portion of the interior of the Premises damaged or otherwise in non-working condition during the Term except to the extent damaged by Landlord or Landlord's Agents. Tenant shall also be responsible, at its sole cost and expense, for all pest control in, on, or about the Premises.

17.3. Reimbursement by Tenant.

17.3.1. Tenant to Pay Operating Expenses. Tenant shall pay Landlord monthly, as Additional Rent, Tenant's Percentage of Operating Expenses which are, as determined by Landlord, allocable or attributable to the Building, the parcel on which the Building is located, and/or the Outside Areas within the parcel on which the Building is located or such other Outside Areas which serve the Premises; provided, however, and notwithstanding any provision of this Lease to the contrary, Tenant shall pay Landlord, in accordance with this Paragraph 17.3, the entire amount (and not just Tenant's Percentage) of any Operating Expense incurred by Landlord which relates solely to the Premises or which are incurred solely for or on behalf of Tenant.

Notwithstanding anything to the contrary herein, (i) Tenant's obligation for the payment of Tenant's Percentage of Operating Expenses for the calendar year 2010, shall not exceed Eight Thousand Five Hundred Fifty-Two and 52/100ths Dollars ($8,552.52) per month, which amount includes a four percent (4%) management fee and the cost of capital expenditures incurred by Landlord prior to the Commencement Date; and (ii) for calendar year 2011 and every subsequent calendar year (or portion thereof) occurring during the Term, Tenant's Share of Controllable Operating Expenses (hereafter defined in this Paragraph 17.3.1) shall not increase more than four percent (4%) over Tenant's Share of Controllable Operating Expenses for the immediately prior calendar year (or portion thereof) of the Term; provided, however, if any increases in Controllable Operating Expenses incurred for a calendar year are less than four percent (4%), then the difference, expressed as a percent (such difference being referred to as an "Unused Controllable Operating Expense Cap"), may be carried forward to subsequent calendar year(s) and added to the four percent (4%) limitation applicable to such calendar year(s), until such Unused Controllable Operating Expense Cap is used. For purposes of applying the limitation on increases in Controllable Operating Expense as provided for in the immediately preceding sentence, Tenant's Share of Controllable Operating Expenses for the applicable calendar year shall be calculated and compared on an annual per square foot of the Premises basis; provided, however, if Tenant's Share of Controllable Operating Expenses is being calculated for a period of less than a full calendar year, Tenant's Share of Controllable Operating Expense shall be calculated and compared on a monthly per square foot of the Premises basis. The term

"Controllable Operating Expenses" as used in this Paragraph 17.3.1 shall mean all Operating Expenses except for the following Operating Expenses: Real Property Taxes; premiums and deductibles for or under any and all policies of insurance obtained and/or maintained by Landlord; and costs of any capital improvements, replacements or repairs that occur after the Commencement Date.

17.3.2. Operating Expenses. As used herein, the term "Operating Expenses" shall mean all costs and expenses of any kind or nature whatsoever incurred by Landlord in connection with the ownership, operation, management, maintenance, and repair of the Building, the Outside Areas and/or any other portions of the Project, including, without limitation the following: the costs of annual roof inspections; all charges, costs, expenses, wages, services, benefits, insurance and payroll taxes or fees for all parties (including employees, contractors, or affiliates of Landlord) providing services in connection with the operation, maintenance, repair, supervision and/or security of the Premises, the Outside Areas, and/or any other portions of the Project (provided that Landlord, in its sole and absolute discretion, may, but shall not be obligated to, provide any security services for the Building, the Outside Area, and/or any other portions of the Project), including taxes, insurance and benefits relating thereto; the rental costs and overhead of any office and storage space used to provide such services; costs of all supplies, materials and labor used in the operation, repair, replacement and maintenance of the Building, the Outside Area and/or any other portions of the Project; all costs of repairs and general maintenance of the Building, the Outside Area, and/or any portions of the Project (excluding repairs and general maintenance paid for by proceeds of insurance or by Tenant or other third parties); all costs of repairs and general maintenance of the HVAC system for the Premises, including without limitation, the costs of preventative maintenance contracts and other periodic inspections; all costs of resurfacing and restriping of the parking areas of the Project; all costs of painting, sweeping, maintenance and repair of sidewalks, fountains, curbs and signs, landscape sprinkler systems, planting and landscaping; all costs of lighting and other utilities for or serving the Outside Area; all costs of installing, maintaining, or repairing directional signs and other markers and bumpers; all costs of maintenance and repair of any fire protection systems, lighting systems, storm drainage systems, and any other utility system for or serving the Outside Area; all costs of garbage, trash, rubbish and waste removal; all costs with respect to repairs and maintenance of utility facilities (including pipes and conduits) serving more than one tenant; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); premiums for commercial liability insurance covering the Premises and/or the Project; premiums for all risk or Causes of Loss-special form insurance and, at Landlord's option, earthquake insurance on the Building; premiums for insurance against loss of rents for a period of twelve (12) months from the date of the loss; Real Property Taxes; the management fee for the manager of the Building; and all costs of any capital improvements made to the Building, the Outside Area, and/or any other portions of the Project after the Commencement Date to reduce operating costs, to comply with governmental rules and regulations enacted after the Commencement Date, to replace the roof (including the roof membrane) of the Building, to replace the HVAC system for the Premises, or to resurface the parking areas of the Project incurred by the Landlord after the Commencement Date. The costs of any capital improvements or replacements that occur after the Commencement Date, together

with interest thereon, shall be amortized over the useful life of the improvement and only the annual amortized cost of such item shall be included in Operating Expenses annually.

17.3.3. Exclusions from Operating Expenses. Notwithstanding anything to the contrary contained in this Lease, Operating Expenses shall not include the following: (i) costs expended in the original construction of the Building and the Outside Areas; (ii) depreciation, interest and principal payments on mortgages, ground rents, and other debt costs, if any; (iii) expenses resulting from the sole negligence of Landlord or its Agents; (iv) legal fees, leasing commissions, advertising expenses and other expenses incurred in connection with the leasing of the Project; (v) costs for which Landlord is reimbursed by insurance; (vi) fines, penalties, and interest; (vii) costs incurred by Landlord to correct defects in the construction of the Building or the Outside Areas; (viii) costs of alterations or improvements made to the premises of other tenants of the Project; (ix) costs of services provided to other tenants in the Building or the Project which are not provided to Tenant; and (x) capital expenditures incurred by the Landlord prior to the Commencement Date.

17.3.4. Monthly Payments. From and after the Rent Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the Term, Tenant's Percentage of the estimated monthly Operating Expenses incurred by Landlord. The foregoing estimated monthly charges may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord's experience and reasonably anticipated costs. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of written notice of such adjustment. Within one hundred twenty (120) days following the end of each calendar year, Landlord shall furnish Tenant a statement of such actual expenses ("Actual Expenses") for the calendar year and the payments made by Tenant with respect to such period. If Tenant's payments for the Operating Expenses do not equal the amount of the Actual Expenses, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such statement. If Tenant's payments exceed the Actual Expenses, Landlord shall offset the excess against the Operating Expenses thereafter becoming due to Landlord. There shall be appropriate adjustments of the Operating Expenses as of the Rent Commencement Date and expiration of the Term.

17.4. Compliance with Governmental Regulations. Tenant shall, at its cost, comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation, state, municipal, County and federal governments and their departments, bureaus, boards and officials) arising from Tenant's use or occupancy of the Premises.

18. Liens.

Tenant shall keep the Premises, the Building, and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall indemnify, defend and hold Landlord and Landlord's Agents harmless from all claims, costs and liabilities, including attorneys' fees and costs, in connection with or arising out of any

such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility. If Tenant fails to so remove any such lien within the prescribed ten (10) day period, then Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees with interest thereon at the Interest Rate.

19. Landlord's Right to Enter the Premises.

Tenant shall permit Landlord and Landlord's Agents to enter the Premises at all reasonable times with reasonable notice (except for emergencies and for the purpose of discharging Landlord's obligations hereunder, in which both such cases no notice shall be required) to inspect the same, to discharge Landlord's obligations hereunder, including the maintenance of the Outside Area, to post Notices of Nonresponsibility and similar notices, to show the Premises to interested parties such as prospective lenders, to make necessary repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred and eighty (180) days prior to the expiration or earlier termination of the Term, to place upon the Building and the Outside Area ordinary "For Lease" signs and to show the Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible physical interference with Tenant's business.

20. Signs.

The location, size, design, color and other physical aspects of Tenant's identification signage shall comply with the sign criteria for the Project attached as Exhibit G and shall be subject to the Landlord's written approval prior to installation (which shall not be unreasonably withheld), the CC&Rs, and any appropriate municipal or other governmental approvals. The cost of Tenant's signs, their installation, maintenance and removal expense, shall be Tenant's sole expense. If Tenant fails to maintain its signs, or, if Tenant fails to remove its signs upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent.

21. Insurance.

21.1. Indemnification. Tenant hereby agrees to defend (with counsel reasonably satisfactory to Landlord or Landlord's Agents, as applicable), indemnify and hold harmless Landlord and Landlord's Agents from and against any and all claims, damage, loss, liability or expense, including attorneys' fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to,

but not limited to, bodily injury and property damage sustained by such person or persons to the extent arising out of, occasioned by or attributable to the use or occupancy of the Premises or Project, the Project, or any part thereof and adjacent areas by Tenant, the acts or omissions of the Tenant, its agents, employees or any contractors brought onto the Premises or the Project by Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's Agents. Tenant agrees that the obligations assumed herein shall survive the termination or expiration of this Lease. The foregoing indemnity shall not apply, however, to any claims, damage, loss, liability or expense arising out of or in connection with the presence of any Hazardous Materials in, on or about the Premises or the Project, which indemnity shall be governed solely by the provisions of Paragraph 11.4.4. Landlord hereby agrees to defend (with counsel reasonably satisfactory to Tenant or Tenant's Agents, as applicable), indemnify and hold harmless Tenant or Tenant's Agents from and against any and all claims, damage, loss, liability or expense, including attorneys' fees and legal costs, suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons to the extent arising out of, occasioned by or attributable to (i) the negligence or willful misconduct of Landlord, its agents, employees or any contractors brought onto the Premises or the Project by Landlord or (ii) any default under this Lease by Landlord which remains uncured following the expiration of applicable notice and cure periods, except to the extent caused by the negligence or willful misconduct of Tenant or Tenant's Agents.

21.2. Tenant's Insurance. Commencing on the Effective Date and continuing through the Term, Tenant agrees to maintain in full force and effect, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:

21.2.1. Commercial general liability insurance written on an occurrence basis in an amount not less than Two Million and no/100ths Dollars ($2,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations and products liability, naming Landlord and Landlord's Agents as additional insureds.

21.2.2. Property insurance insuring against fire and other risks covered by a "Causes of Loss-Special Form" property insurance policy (including, without limitation, vandalism, malicious mischief, inflation endorsement and sprinkler leakage endorsement) on the Tenant Improvements, Alterations made by Tenant and Tenant's Personal Property located on or in the Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. Landlord shall have no interest in the insurance proceeds on Tenant's Personal Property.

21.3. Premises Insurance. During the Term, Landlord shall keep the Building insured against fire and other risks covered by a "Causes of Loss-Special Form" property insurance policy and against such other losses (including, without limitation, inflation endorsement,

sprinkler leakage endorsement, earthquake, earth movement and flood coverage, and/or boiler and machinery insurance) as Landlord may deem reasonable, excluding coverage of the Tenant Improvements, and all Alterations made by Tenant and Tenant's Personal Property located on or in the Premises. Such insurance shall also include insurance against loss of rents on a "Causes of Loss-Special Form" basis, including, at Landlord's option, earthquake, earth movement and flood, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and its Agents as additional insureds and include a lender's loss payable endorsement in favor of Landlord's lender. If the premiums for such insurance are increased after the Commencement Date due to an increase in the value of the Building or its replacement cost, Tenant shall pay Tenant's Percentage of such increase within ten (10) days of notice of such increase. If such premiums are increased due to Tenant's use of the Premises, improvements installed by Tenant or any other cause solely attributable to Tenant, Tenant shall pay the full amount of the increase within ten (10) days of notice of such increase.

21.4. Waiver of Subrogation. Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss or damage occasioned to such waiving party for its property or the property of others under its control occasioned by perils which can be insured by a "Causes of Loss-Special Form" and/or "special coverage" insurance form, including endorsements extending coverage to the perils of earthquake, earth movement and flood. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant as provided in this Paragraph 21.4.

21.5. Increased Coverage. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and Landlord's lender adequate protection.

21.6. Co-Insurer. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

21.7. Insurance Requirements. All insurance required to be maintained by Tenant under this Lease shall be in a form satisfactory to Landlord and shall be carried with companies that have a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days prior written notice to Landlord; and shall be primary as to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of

the premium thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees, with interest thereon at the Interest Rate.

21.8. Landlord's Disclaimer. Landlord and Landlord's Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or any other cause whatsoever, unless caused by or due to the sole negligence or willful acts of Landlord. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

22. Damage or Destruction.

22.1. Landlord's Obligation to Rebuild. If the Building is damaged or destroyed, Landlord shall promptly and diligently repair the same unless either Landlord or Tenant has the right to terminate this Lease as provided herein and either party has elected to so terminate.

22.2. Landlord's Right to Terminate. Landlord shall have the right to terminate this Lease in the event any of the following events occurs:

22.2.1. Insurance proceeds are not available to pay one hundred percent (100%) of the cost of such repair, excluding the deductible for which Tenant shall be responsible

22.2.2. The Premises cannot, with reasonable diligence, be fully repaired by Landlord within one hundred twenty (120) days after the date of the damage or destruction; or

22.2.3. The Premises cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste or other similar dangers.

If Landlord elects to terminate this Lease, Landlord shall give Tenant written notice of its election to terminate within thirty (30) days after such damage or destruction, and this Lease shall terminate fifteen (15) days after the date Tenant receives such notice. If Landlord elects not to terminate the Lease, subject to Tenant's termination right set forth below, Landlord shall promptly commence the process of obtaining necessary permits and approvals and repair of the Premises or the Building as soon as practicable, and this Lease will continue in full force and effect. All insurance proceeds from insurance under Paragraph 21, excluding proceeds under Tenant's liability insurance policy or policies for Tenant's Personal Property, shall be disbursed and paid to Landlord. Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties, unless the casualty was caused by the sole negligence or willful misconduct of Landlord.

22.3. Tenant's Right to Terminate.

22.3.1. Tenant shall have the right to terminate this Lease, if the Premises cannot, with reasonable diligence and subject to Tenant delays, be fully repaired within one hundred eighty (180) days from the date of damage or destruction. The determination of the estimated repair period shall be made by Landlord in its good faith business judgment within thirty (30) days after such damage or destruction. Landlord shall deliver written notice of the repair period to Tenant after such determination has been made and Tenant shall exercise its right to terminate this Lease, if at all, within ten (10) days of receipt of such notice from Landlord. If this Lease is terminated by either party as permitted herein, Landlord shall refund to Tenant any prepaid Rent allocable to the period following the date of the casualty.

22.3.2. Notwithstanding anything to the contrary herein, in the event of any termination of this Lease as provided in this Paragraph 22, all insurance proceeds payable under policies maintained by Tenant covering the Tenant Improvements and the Alterations made by Tenant shall be assigned and paid to Landlord.

22.4. Limited Obligation to Repair. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Premises or the Building as the same existed immediately prior to the casualty, excluding, however, the Tenant Improvements and any Alterations made by Tenant.

22.5. Abatement of Rent. Rent shall be temporarily abated proportionately during any period when, by reason of such damage or destruction, Landlord and Tenant reasonably determine that there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises. Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction, which Landlord is obligated or undertakes to do. Tenant shall not be entitled to any other compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of § 1932, Subdivision 2, and § 1933, Subdivision 4, of the California Civil Code and the provisions of any similar law hereinafter enacted.

22.6. Damage Near End of Term. Anything herein to the contrary notwithstanding, if the Premises or the Building is destroyed or damaged during the last twelve (12) months of the Term, then Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage. If neither Landlord nor Tenant elects to so terminate this Lease, the repair of such damage shall be governed by Paragraphs 22.1 and 22.2.

23. Condemnation.

If title to all of the Premises or Building or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the

Premises or Building will not, in Landlord's and Tenant's mutual opinion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or Building or part thereof is taken, and Landlord shall refund to Tenant any prepaid Rent allocable to the period following the date of the taking. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Paragraph 23.

If any part of the Premises or Building is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken. The Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Premises is reduced. If any portion of the Outside Area serving the Premises is taken, Tenant's Rent shall be reduced only if such taking materially interferes with Tenant's use of such Outside Area and then only to the extent that the fair market rental value of the Premises is diminished by such partial taking. If the parties disagree as to the amount of Rent reduction, the matter shall be resolved by arbitration and such arbitration shall comply with and be governed by the California Arbitration Act, §1280 through §1294.2 of the California Code of Civil Procedure. Each party hereby waives the provisions of §1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Project or Premises.

No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award, which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business, or its moving costs.

24. Assignment and Subletting.

24.1. Landlord's Consent. Tenant shall not enter into a Sublet without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Notwithstanding anything contained herein, Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Sublet unless Landlord specifically grants such release in writing.

24.2. Information to be Furnished. If Tenant desires at any time to Sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name and identity of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

24.3. Landlord's Alternatives. Within thirty (30) days after Landlord's receipt of the information specified in Paragraph 24.2, Landlord shall, by written notice to Tenant, elect: (i) if the proposed Sublet is a sublease, then to terminate this Lease as of the commencement date stated in the proposed sublease with respect to all or any portion of the Premises Tenant proposes to sublease, or if the proposed Sublet is an assignment of Tenant's interest in the Lease, then to terminate this Lease as of the commencement date stated in the proposed assignment; (ii) to consent to the Sublet by Tenant; or (iii) to refuse its consent to the Sublet. If Landlord proceeds under clause (ii) of this Paragraph 24.3 and consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 24.2, subject, however, at Landlord's election, to the condition that seventy-five percent (75%) of any excess of the Subrent over the Rent required to be paid by Tenant under this Lease, less reasonable attorneys' fees and leasing commissions paid by Tenant on the Sublease, shall be paid to Landlord.

24.4. Proration. For the purposes of determining the excess Subrent payable to Landlord pursuant to Paragraph 24.3, if a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

24.5. Exempt Sublets. Notwithstanding the above, Landlord's prior written consent shall not be required for an assignment of this Lease or a sublease of the entire Premises to any of the following transferees (each such transferee being a "Permitted Transferee"): (i) an Affiliate (hereafter defined in this Paragraph 24.5) of Tenant; (ii) a corporation into which Tenant merges or consolidates; and (iii) a transferee that purchases all of, or at least ninety percent (90%) of, Tenant's assets. The assignment of this Lease to or a sublease of the Premises to a Permitted Transferee shall be subject to the following conditions: (A) Tenant shall give Landlord prior written notice of the name of any such assignee or subtenant; (B) any assignee shall assume, in writing, for the benefit of Landlord all of Tenant's obligations under this Lease, and any subtenant shall agree, in writing, for the benefit of Landlord that such sublease is subject to and subordinate to this Lease; (C) the Tenant shall not be released from any obligations under this Lease; and (D) the Permitted Transferee shall have a tangible net worth which is at least equal to the greater of Tenant's tangible net worth at the time of the assignment or sublease, as applicable, or on the Effective Date. The term "Affiliate" as used herein shall mean any

partnership, limited liability company, or corporation, which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another partnership, limited liability company, or corporation. The term "control," as used in the immediately preceding sentence shall mean with respect to a corporation the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation, and, with respect to any partnership, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled partnership or limited liability company, as applicable.

24.6. Encumbrances. Tenant shall not encumber, hypothecate or transfer as security (whether by conditional assignment or sublease, or otherwise) this Lease, or any of Tenant's rights, duties or obligations hereunder.

25. Default.

25.1. Tenant's Default. A default under this Lease by Tenant shall exist if any of the following occurs:

25.1.1. If Tenant fails to pay Rent or any other sum required to be paid hereunder when due, and Tenant fails to cure such breach within three (3) days after written notice; or

25.1.2. If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within fifteen (15) days after written notice from Landlord where such breach could reasonably be cured within such fifteen (15)-day period; provided, however, that where such failure could not reasonably be cured within the fifteen (15)-day period, that Tenant shall not be in default if it commences such cure within the fifteen (15)-day period and thereafter diligently prosecutes same to completion, which completion shall occur not later than sixty (60) days from the date of receipt of written notice from Landlord; or

25.1.3. If Tenant assigns its assets for the benefit of its creditors; or

25.1.4. If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

25.1.5. If Tenant fails to continuously or uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premises; or

25.1.6. If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days.

25.2. Remedies. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

25.2.1. Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

25.2.2. Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store the same at Tenant's cost and to recover from Tenant as damages:

(i) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

(ii) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant prove could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises; (B) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (C) for leasing commissions; or (D) for any other costs necessary or appropriate to relet the Premises; plus

(v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The "worth at the time of award" of the amounts referred to in Paragraphs 25.2.2(i) and 25.2.2(ii) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Paragraph 25.2.2(iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure §1174 and §1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

25.2.3. Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to Paragraph 25.2 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

25.3. Bankruptcy.

25.3.1. The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

25.3.2. Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss resulting from Tenant's breach of this Lease, including any attorneys' fees and costs incurred by Landlord as a result of such breach and/or the bankruptcy proceedings instituted by or against Tenant, and shall provide adequate assurance of future performance under the Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to (i) assurance of source and payment of Rent and other consideration due under this Lease and (ii) assurance that the assumption or assignment of this Lease will not breach any provision, such as radius, location, use or exclusivity provisions in any other lease of space within the Project.

25.3.3. Nothing contained in this Paragraph 25.3 shall affect the right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of

creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating equity in the Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

25.4. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

26. Subordination.

This Lease is subject and subordinate to mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises or the parcel on which the Building or the Project are located, to the CC&Rs and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") shall require that this Lease be prior and superior thereto, Tenant shall, within seven (7) days after written request from Landlord, execute, have acknowledged and deliver any and all reasonable documents or instruments, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which may hereafter be executed covering the Premises or the parcel on which the Building or the Project are located, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord's written request, Tenant shall execute any and all documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, it shall be deemed that this Lease is subordinated. Notwithstanding anything to the contrary set forth in this Paragraph 26, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Building or the Project and/or the parcel on which the Premises are located at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

27. Notices.

Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, and postage prepaid, addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Paragraph 1. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this Paragraph 27.

28. Attorneys' Fees.

If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs.

29. Estoppel Certificates; Financial Statements.

Tenant shall, within ten (10) days following written request by Landlord:

29.1. Estoppel Certificates. Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and (iii) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building and/or the parcel on which the Building is located, or a purchaser of the Building and/or the parcel on which the Building is located from Landlord. Tenant's failure to deliver an estoppel certificate within seven (7) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant (A) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (B) that there are now no uncured defaults in Landlord's performance, and (C) that no Rent has been paid in advance.

29.2. Financial Statements. Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

30. Transfer of the Premises by Landlord.

In the event of any conveyance of the Building, the parcel on which the Building is located, and/or the Project, and the concurrent assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment and Tenant agrees to attorn to such transferee provided such transferee assumes Landlord's obligations under this Lease.

31. Landlord's Right to Perform Tenant's Covenants.

If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, upon written notice to Tenant, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

32. Limitation of Liability.

Landlord shall never be personally liable under this Lease; Tenant shall look solely to Landlord's interest in the Building and the parcel on which the Building is located for any recovery of damages for any breach by Landlord of this Lease, or any recovery of any judgment against Landlord. None of the members comprising Landlord (whether partners, members, shareholders, officers, directors, trustees, employees, beneficiaries or otherwise) shall ever be personally liable for any such judgment. There shall be no levy of execution against any assets of Landlord, other than the Premises and the parcel on which the Premises are located, or against the assets of such members, on account of any liability of Landlord hereunder. Tenant hereby waives any right of recovery or satisfaction of any judgment against Landlord or its members, except as to Landlord's interest in the Building and the parcel on which the Building is located as herein specified.

33. Mortgagee Protection.

If Landlord defaults under this Lease, Tenant will notify any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building and/or the parcel on which the Building is located for which Landlord has provided Tenant with a name and address, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building and/or the parcel on which the Building is located by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

34. Brokers.

Landlord and Tenant warrant and represent each to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for Cornish & Carey Commercial ("C&C") and Colliers International ("Colliers"; Colliers and C&C are collectively referred to as "Landlord's Brokers""), which represents Landlord, and Borelli Investment Company ("Tenant's Broker"), which represents Tenant, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord shall pay Landlord's Brokers a commission in connection with Landlord and Tenant entering into this Lease, which commission shall be paid pursuant to a separate agreement between Landlord and Tenant. Tenant's Broker shall be paid a commission by Landlord's Brokers pursuant to a separate agreement between Landlord's Brokers and Tenant's Broker. Landlord and Tenant agree to indemnify, defend and hold each other and their respective agents harmless from and against any and all liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with claims made by any broker or individual against the indemnified party for commissions or fees in connection with the execution of this Lease and resulting from the actions of the indemnifying party.

35. Acceptance.

This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Neither party shall record this Lease nor a short form memorandum thereof.

36. Modification for Lender.

If in connection with obtaining financing for the Building, the parcel on which the Building is located, or the Project, Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights hereunder.

37. Parking.

Tenant shall have the right to use up to ninety-three (93) unreserved parking spaces in the parking facilities which serve the Premises upon terms and conditions as may from time to time be established by Landlord. Tenant shall not park cars, trucks, trailers or other vehicles, or parts thereof, overnight on the Project. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its discretion to determine whatever the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants.

38. Cabling.

Tenant shall not install or cause to be installed in the Premises any cabling or wiring (collectively, "Cabling") without the prior written consent of Landlord. Any installation of Cabling shall be performed pursuant to Paragraph 13, shall meet the requirements of the National Electric Code (as may be amended from time to time), and shall comply with all laws. On or prior to the expiration or earlier termination of this Lease, Tenant, at Tenant's sole cost and expense, shall remove all Cabling so installed unless Landlord, in its sole and absolute discretion, elects in writing to waive this requirement. Any Cabling removed by Tenant shall be disposed of by Tenant, at Tenant's sole cost and expense, in accordance with all laws.

39. OFAC.

Tenant represents and warrants to Landlord that Tenant is not and shall not become a person or entity with whom Landlord is restricted from doing business under any current or future regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list) or under any current or future statute, executive order (including but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entitles.

40. General.

40.1. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

40.2. Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

40.3. Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

40.4. Separability. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

40.5. Choice of Law. This Lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

40.6. Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

40.7. Binding Effect. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns to the extent this Lease is assignable.

40.8. Waiver. The waiver by Landlord or Tenant of any breach of any term, condition or covenant, of this Lease by the other shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by the waiving party.

40.9. Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

40.10. Authority. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease.

40.11. Exhibits; Paragraphs. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof. All references in this Lease to certain paragraphs shall mean to such paragraphs of this Lease, unless expressly provided otherwise.

40.12. Rules and Regulations. Landlord shall have the right to establish from time to time such rules and regulations as Landlord shall deem appropriate for the protection of the Project, and Tenant agrees to abide by same.

40.13. Days of Week. If the date upon which any act is to be performed or notice is to be delivered under this Lease shall fall upon a Saturday, Sunday or legal holiday, such act or notice shall be timely if performed or delivered on the next business day.

40.14. Force Majeure. The performance of any obligation to be performed by Landlord and Tenant under this Lease, excluding, however, the obligation to pay Rent or any other sum payable to Landlord by Tenant, shall be excused for any period during which either party is

prevented from performing such obligation due to causes beyond such parties control, including without limitation, strikes, lockouts or other labor disturbance or labor dispute, governmental regulation, moratorium or other governmental action, civil disturbance, war, war-like operations, invasions, rebellion, hostilities, sabotage, fires or other casualty, rain, flooding, hailstorms, lightning, earthquake, or other acts of God (collectively, "force majeure"). Landlord and Tenant each agree to (i) provide written notice to the other if Landlord or Tenant is unable to perform any obligation imposed upon such party hereunder within the time period required, if such inability to perform is due to force majeure, and (ii) use reasonable efforts to mitigate the effects of force majeure on the timely performance of such obligation.

[signatures on following page]

This Lease is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease ("Effective Date").

TENANT

DOCUMENT CAPTURE TECHNOLOGIES, INC.,
a Delaware corporation

By: [signature]

Name: DAVID P. CLARK

Title: CEO

Date: 9-3-10

LANDLORD

WASHCOP LIMITED PARTNERSHIP,
a Delaware limited partnership

By: Pacific Resources Associates L.L.C.,
a Delaware limited liability company
Its: General Partner

By: [signature]
Shari L. Reed
Its: Vice President

Date: September 7, 2010

THE PREMISES


DOCK
DRIVE-IN
4255 BURTON DRIVE
RENTABLE AREA
31,676 SF TOTAL


SUBJECT
keyplan

MISSION PARK R & D
BLDG. 6 (mp06)
4255 BURTON DRIVE
SUNNYVALE, CA

SCALE 1" = 30'

A PACTRUST PROPERTY

EXHIBIT A

THE PROJECT



LEGEND:
the "Project"
the "Premises"
MISSION PARK R & D
Santa Clara, CA
A PACTRUST PROPERTY
4251
4211
4201
4350
4101
3181
4009
4000
4031
4001
3951
3901
3081
1710/1700
1510/1500
0
50'
100'
200'

EXHIBIT B

TENANT IMPROVEMENT PLANS

[see attached]

TENANT IMPROVEMENT PLANS

ALCO CONSTRUCTION COMPANY, INC.

06-22-2010

Job Site: Document Capturing Technology (DCT)
4255 Burton Dr.
Santa Clara, Ca.

SCOPE OF WORK

scope of work shall consist of the following items:

Item 1 – Awning at Loading Dock
Item 2 – ESD flooring in Large Lab
Item 3 – Cabinetry -------- Breakroom
Item 4 – Cabinetry --------Conf Room 1
Item 5 – Cabinetry -------- Conf Room 2
Item 6 – Carpet and Base ------ Entry
Item 7 – Carpet and Base ------ Conf
Item 8 – Carpet and Base ------ Shampoo thruout
Item 9 – Breakroom VCT and Base
Item 10 – Remove floor outlets, patch carpet
Item 11– Miscellaneous Electrical trim
Item 12 – Phone and Cat 5 cabling
Item 13 – Remove and replace ceiling tiles
Item 14 – Patch holes and Paint
Item 15 – Lights and Lamps
Item 16 – W/H Insulation , Tack up white paper, as needed
Item 17 – Warehouse Floor – seal, and wax
Item 18 – General Janitorial Cleaning

Sincerely,

Douglas Luengo

Douglas Luengo

319 SOUTH AVE.
ALAMO, CA. 94507
(510) 409-5620

EXHIBIT C

EXHIBIT D

[intentionally omitted]

COMMENCEMENT DATE MEMORANDUM

Landlord:	Washcop Limited Partners, a Delaware limited partnership
Tenant:	DOCUMENT CAPTURE TECHNOLOGIES, INC, a Delaware corporation
Lease Date:	September ___, 2010
Premises:	31,676 square foot premises at 4255 Burton Drive, Santa Clara, CA 95054

Pursuant to Paragraph 4.1 of the Lease, the Commencement Date is hereby established as ____________________ and the Expiration Date is ____________________

Pursuant to Paragraph 3.13 of the Lease, the Rent Commencement Date is hereby established as ____________________.

TENANT:

DOCUMENT CAPTURE TECHNOLOGIES, INC.,
a Delaware corporation

By:____________________________

Name:__________________________

Title:___________________________

Date:___________________________

LANDLORD:

WASHCOP LIMITED PARTNERSHIP,
a Delaware limited partnership

By: Pacific Resources Associates L.L.C.,
a Delaware limited liability company
Its: General Partner

By: __________________________
Shari L. Reed
Its: Vice President

Date:___________________________

EXHIBIT E

TENANT ENVIRONMENTAL QUESTIONNAIRE

The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises. Prospective tenants should answer the questions in light of their proposed operations at the premises. Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.

1. **General Information.**

Name of Responding Company: Document Capture Technology

Check Applicable Status: Prospective Tenant ✓ Existing Tenant ____

Mailing Address: 1798 Technology Dr. Suite 178, San Jose, CA 95110

Contact Person and Title: David Clark, CEO

Telephone Number: 408-213-3701

Address of Leased Premises: 4255 Burton Ave.

Length of Lease Term: 60 months

Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

Shipping + Receiving mobile scanning devices. Minor assembly of mobile scanning devices. General office

2. **Storage of Hazardous Materials.**

2.1 Will any hazardous materials be used or stored on-site?

Wastes Yes ____ No X

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Chemical Products Yes ____ No X

2.2 Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

3. Storage Tanks and Sumps.

3.1 Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?

Yes ____ No X

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

____

____

____

____

3.2 Have any of the tanks or sumps been inspected or tested for leakage?

Yes ____ No ____ NA

If so, attach the results.

3.3 Have any spills or leaks occurred from such tanks or sumps?

Yes ____ No ____ NA

If so, describe.

____

____

3.4 Were any regulatory agencies notified of the spill or leak?

Yes ____ No ____ NA

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If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5 Have any underground storage tanks or sumps been taken out of service or removed?

Yes ______ No _____ NA

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4. Spills.

4.1 During the past year, have any spills occurred at the premises?

Yes ______ No _____ unknown

If yes, please describe the location of the spill.

____

____

____

4.2 Were any agencies notified in connection with such spills?

Yes ______ No _____ NA

If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3 Were any clean-up actions undertaken in connection with the spills?

Yes ______ No _____ NA

Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5. Waste Management. NA

5.1 Has your company been issued an EPA Hazardous Waste Generator ID Number?

Yes ______ No _____

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5.2 Has your company filed a biennial report as a hazardous waste generator?

Yes ______ No _____ NA

If so, attach a copy of the most recent report filed.

5.3 Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis. NA

5.4 Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

NA _____ On-site treatment or recovery

____

_____ Discharged to sewer

____

_____ Transported and Disposal of off-site

____

_____ Incinerator

____

5.5 Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

NA

____

____

5.6 Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

NA

Yes ______ No _____

If yes, please describe any existing or proposed treatment methods.

____

____

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5.7 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.

6. Wastewater Treatment/Discharge.

6.1 Do you discharge wastewater to:

_____ storm drain? _____ sewer?

_____ surface water? X no industrial discharge

6.2 Is your wastewater treated before discharge?

Yes _____ No _____ NA

If yes, describe the type of treatment conducted.

____

____

____

6.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.

7. Air Discharges.

7.1 Do you have any filtration systems or stacks that discharge into the air?

Yes _____ No X

7.2 Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit? NA

_____ Spray booth

_____ Dip tank

_____ Drying oven

_____ Incinerator

_____ Other (please describe) ______________________________

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_____ No equipment requiring air permits

7.3 Are air emissions from your operations monitored?

NA Yes _____ No _____

If so, indicate the frequency of monitoring and a description of the monitoring results.

____

____

7.4 Attach copies of any air emissions permits pertaining to your operations at the premises.

NA

8. Hazardous Materials Disclosures.

8.1 Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

Yes _____ No X

8.2 Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

Yes _____ No X

If so, attach a copy of the business plan.

8.3 Has your company adopted any voluntary environmental, health or safety program?

NA Yes _____ No _____

If so, attach a copy of the program.

9. Enforcement Actions, Complaints.

9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes _____ No X

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

____

____

9.2 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations? NA

Yes _____ No _____

9.3 Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes _____ No X

9.4 Has an environmental audit ever been conducted at your company's current facility?

NA Yes _____ No _____

If so, identify who conducted the audit and when it was conducted.

____

____

____

____

Document Capture Technology, Inc.
Company Name

By: DAVID P. CLARK

Title: CEO

Date: 9-3-10

EXHIBIT F

37881-0027/LEGAL19038561.4

MISSION PARK SIGN CRITERIA

Business Identification Signs.

1. Each tenant shall be permitted to use only those business identification signs provided by Landlord. No other business identification signs shall be permitted to be erected or attached to exterior building surfaces, planter walls or other on-site or off-site improvements.

2. No alterations of any sort shall be permitted to be made to business identification signs other than those described below.

3. All tenant signing shall require specific approval by Landlord.

4. All lettering surfaces shall be provided with and shall remain a uniform black finish on a metal face. Business identification signing shall be by either of the following methods:

   4.1 Painted on or die-cut-vinyl letter affixed to the lettering surface; or

   4.2 Lettering cut out of metal lettering surface backed by translucent acrylic material, and internally illuminated. Internally illuminated signs shall require specific approval of Landlord. Costs of adapting sign to internal illumination shall be borne by the tenant. Upon termination of tenancy, all lettering surfaces shall be returned to their original non-illumination configuration.

5. Lettering may be of any lettering style but shall be white in color; no other colors will be permitted. Logos consisting of symbols or letters not spelling an entire word may be permitted to be a single color other than white provided that a narrow white background surrounds the logo. No logo shall exceed 25% of the designated lettering surface.

6. The lettering area, defined as the rectangular area, which fully encloses all letters, or symbols that identifies the tenant business shall not exceed 80% of the designated lettering surface.

7. Signing shall be limited to the display of the name and/or symbol of the tenant business. No messages or advertising of any kind including, but not limited to, advertising of products, services or job openings shall be permitted.

Informational And Vehicular Control Signs.

1. All informational and vehicular control signs shall be of uniform design using Matthews Architectural Division's Post & Panel Assembly I System or sign system of equal design which is specifically approved in writing by Landlord. Both posts and panels shall have a

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durable black finish. All lettering shall be Helvetica Medium white in color. Red and yellow may be used for stop and yield signs respectively.

2. No informational or vehicular control signs shall have a panel, which exceeds 5 square feet in area per side.

3. No business name, symbol or advertising of any sort shall be permitted on any informational or vehicular control sign.

4. No informational or vehicular control sign shall exceed a height of 4 feet above the underlying grade.

5. No informational or vehicular control sign shall be located so as to reduce the flow of vehicles or pedestrians.

6. No informational or vehicular control signs shall be internally illuminated or illuminated from the ground.